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Exhibit 3.1

CERTIFICATE OF FORMATION

OF REFCO GROUP LTD., NEWCO LLC

        1.     The name of the limited liability company is Refco Group Ltd., Newco LLC.

        2.     The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

        3.     The term of existence of the LLC shall be until December 31, 2050.

        IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of Refco Group Ltd., Newco LLC this 20th day of January, 1999.

By:	/s/ ANDREA LODAHL HENNEMAN
Name: Andrea Lodahl Henneman Title: Authorized Person

CERTIFICATE OF AMENDMENT

OF REFCO GROUP LTD., NEWCO LLC

        1.     The name of the limited liability company is Refco Group Ltd., Newco LLC.

        2.     The Certificate of Formation of the limited liability company is hereby amended by adding the following paragraph:

        "4.   The membership interests of the limited liability company are, and shall be deemed, "securities" for purposes of the Uniform Commercial Code."

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Refco Group Ltd., Newco LLC this 10th day of May, 1999.

By:	/s/ DAVID A. TRAPANI
Name: David A. Trapani Title: Attorney-in-Fact

CERTIFICATE OF MERGER

MERGING

REFCO GROUP, LTD.
(a Delaware corporation)

WITH AND INTO

REFCO GROUP LTD., NEWCO LLC
(a Delaware limited liability company)

        Pursuant to the provisions of Section 264 of the Delaware General Corporation Law (the "DGCL") and Section 18-209 of the Delaware Limited Liability Company Act (the "DLLCA"), Refco Group Ltd., Newco LLC, a limited liability company organized and existing under the laws of the State of Delaware ("Newco"), hereby certifies as follows:

        FIRST: The names and states of organization and domicile of each of the constituent entities (the "Constituent Entities") of the merger (the "Merger") are as follows:

Name	State of Organization and Domicile
Refco Group, Ltd.	Delaware
Refco Group Ltd., Newco LLC	Delaware

        SECOND: An agreement of merger, dated as of May 13, 1999, has been approved, adopted, certified, executed and acknowledged by each of the Constituent Entities in accordance with Section 264(c) of the DGCL and Section 18-209 of the DLLCA.

        THIRD: The certificate of formation of Refco Group Ltd., Newco LLC shall be the certificate of formation of the surviving entity (the "Surviving Entity") with the name changing to: "Refco Group Ltd., LLC".

        FOURTH: The Merger shall be effective at 11:58 p.m., Delaware time, on May 13, 1999 (the "Effective Time").

        FIFTH: The executed agreement of merger is on file at the principal place of business of the Surviving Entity located at 111 West Jackson Boulevard, Chicago, Illinois 60604.

        SIXTH: A copy of the agreement of merger will be furnished by the Surviving Entity, on request and without cost, to any member or stockholder of any Constituent Entity.

        IN WITNESS WHEREOF, Refco Group Ltd., Newco LLC has caused this Certificate of Merger to be executed by an authorized person, this 13th day of May, 1999.

REFCO GROUP LTD., NEWCO LLC

By:	/s/ PHILLIP R. BENNETT
Name: Phillip R. Bennett Title: Authorized Person

CERTIFICATE OF MERGER

OF
REFCO GROUP LTD., LLC
(a Delaware limited liability company)

AND
REFCO FINANCE HOLDINGS LLC
(a Delaware limited liability company)

        The undersigned limited liability company formed and existing under and by virtue of the Delaware Limited Liability Company Act, 6 Del.C. § 18-101 et seq. (the "DLLC Act"), does hereby certify that:

        FIRST: The names and jurisdictions of formation of each of the domestic limited liability companies that are to merge (the "Constituent Entities") are as follows:

NAME	JURISDICTION
Refco Group Ltd., LLC	Delaware
Refco Finance Holdings LLC	Delaware

        SECOND: An Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the Constituent Entities in accordance with the requirements of Section 18-209 of the DLLC Act by each of the aforesaid entities.

        THIRD: The name of the surviving entity is Refco Group Ltd., LLC, which shall continue its existence as a Delaware limited liability company under the name "Refco Group Ltd., LLC" upon the effective date and time of said merger under the provisions of the DLLC Act.

        FOURTH: The merger shall be effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

        FIFTH: The executed Agreement of Merger is on file at the principal place of business of the aforesaid surviving Delaware limited liability company, the address of which is One World Financial Center, 200 Liberty Street, New York, NY 10281.

        SIXTH: A copy of the Agreement of Merger will be furnished by the aforesaid surviving entity, on request and without cost, to any member of any of the aforesaid entities.

        IN WITNESS WHEREOF, this Certificate of Merger is hereby executed as of this 5th day of August, 2004.

REFCO GROUP LTD., LLC

By:	New Refco Group Ltd., LLC, its sole member

By:	/s/ PHILLIP R. BENNETT
Name: Phillip R. Bennett Title: President

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  Exhibit 3.1